SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                            FORM 8-K / A-1

                            CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                          October 3, 1994

                         QUANTUM CORPORATION
          (Exact name of registrant as specified in its charter)

                              Delaware
              (State or other jurisdiction of incorporation)

      0-12390                          94-2665054
(Commission File No.)         (IRS Employer Identification No.)

                        500 McCarthy Boulevard
                          Milpitas, CA 95035
         (Address of principal executive offices and zip code)



                    Registrant's telephone number,
                 including area code:  (408) 894-4000

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K dated October 3, 1994 which was filed on October 17, 1994 as set forth below.

ITEM 7. Financial Statements and Exhibits

Amended to file previously omitted financial statements and pro forma financial information and exhibits.

(a) Audited Statements of Assets Sold and Liabilities
Assumed of the Disks, Heads and Tapes Business of the Storage Business Unit of Digital Equipment Corporation, as of July 2, 1994 and July 3, 1993 and Statements of
Operations for fiscal years ended July 2, 1994, July 3, 1993, and June 27, 1992.

    Unaudited Statement of Assets Sold and Liabilities
Assumed of the Disks, Heads and Tapes Business of the Storage Business Unit of Digital Equipment Corporation, as of October 1, 1994 and Unaudited Statements of
Operations for the three months ended October 1, 1994 and October 2, 1993.


(b)  Unaudited Pro Forma Condensed Consolidated Balance Sheet of
Registrant as of October 2, 1994 and Unaudited Pro Forma Condensed Consolidated Statement of Operations of Registrant for the year ended March 31, 1994 and for the period from April 1, 1994 to October 2, 1994.

(c)  Exhibits

8.  Supply Agreement between Digital Equipment Corporation
(Buyer) and Quantum Corporation (Seller) for Storage Devices, dated as of October 3, 1994.

9. Credit Agreement among Quantum Corporation and The Banks named herein and ABN AMRO BANK N.V., San Francisco International Branch, BARCLAYS BANK PLC and CIBC INC. as Managing Agents for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE as Administrative Agent and Collateral Agent for the Banks dated as of October 3, 1994.

10. Consent of Independent Accountants

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Dated:  January 30, 1995

By:     /s/ JOSEPH T. RODGERS
        Executive VP Finance,
        Chief Financial Officer
        and Secretary

INDEX TO EXHIBITS

Page No.

             8. Supply Agreement between Digital Equipment Corporation
                (Buyer) and Quantum Corporation (Seller) for Storage Devices, dated as of October 3, 1994.

             9. Credit Agreement among Quantum Corporation and The Banks named herein and ABN AMRO BANK N.V., San Francisco International Branch, BARCLAYS BANK PLC and CIBC INC. as Managing Agents for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE as Administrative Agent and Collateral Agent for the Banks dated as of October 3, 1994.

            10. Consent of Independent Accountants, dated as of January 30,
                1995.

                           The Disks, Heads and Tapes Business
                               of the Storage Business Unit
                             of Digital Equipment Corporation


                                         *****


                Statements of Assets Sold and Liabilities Assumed as of
                         July 2, 1994 and July 3, 1993 and
                    Statements of Operations for Fiscal Years Ended
                      July 2, 1994, July 3, 1993 and June 27, 1992

Page 1
                     THE "DISKS, HEADS AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

              STATEMENTS OF ASSETS SOLD AND LIABILITIES ASSUMED
                            (Dollars in Thousands)

                                        July 2, 1994     July 3, 1993
                                        ------------     ------------
ASSETS SOLD

Inventory (Note 3)                          $141,215         $111,783

Net Property, Plant and Equipment            123,336          121,855
  (Note 5)

Investments in and Advances to Joint
 Venture and Subsidiary                       16,573            7,816
 (Note 10)

Advance to Affiliate                           5,296               -

                                            --------        --------
Total                                       $286,420        $241,454
                                            ========        ========

LIABILITIES ASSUMED

Other Assets and Liabilities (Note 4)          (237)              -
                                            --------       --------
Total                                         ($237)              -
                                            =======        ========

The accompanying notes are an integral part of these financial statements.

Page 2
                     THE "DISKS, HEADS AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

                           STATEMENTS OF OPERATIONS

                            (Dollars in Thousands)

                           -------------- Year Ended ---------------
                          July 2,1994   July 3,1993     June 27,1992

 Revenue
 External                    $334,887    $  169,500        $  62,700
 Affiliates                   419,253       979,500          948,700
                            ---------    ----------        ---------
 Total Revenue                754,140     1,149,000        1,011,400
                            ---------    ----------        ---------

 Costs and Expenses
 Cost of External Sales       330,825       192,187           79,306
 Cost of Affiliated Sales     368,682       509,504          575,542
 Research & Development        90,494       111,798          120,700
 Selling, General &
 Administrative                46,798       342,437          535,211
 Restructuring Costs (Note 9)       -           -             85,360
                             --------    ---------           -------
 Net Operating Loss           (82,659)       (6,926)        (384,719)
 Interest Expense (Note 7)      1,835         1,078              743
                             --------    ----------          -------
 Loss before cumulative effect
 of change in accounting
 principle                    (84,494)       (8,004)        (385,462)
 Cumulative effect of change
 in accounting principle net
 of tax (Note 6)                    -             -           16,749
                          -----------     ---------         --------
 Net Loss                    ($84,494)      ($8,004)       ($402,211)
                           ==========     =========         ========

The accompanying notes are an integral part of these financial statements.

Page 3
                     THE "DISKS, HEADS AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                            (Dollars in Thousands)

1. Background and Basis of Presentation

Pursuant to a Stock and Asset Purchase Agreement (the "Agreement") dated July 18,1994, between Digital Equipment Corporation ("Digital") and Quantum Corporation ("Quantum"), Digital agreed to sell to Quantum effective October 3, 1994, tangible assets consisting principally of inventory, property, plant and equipment, plus certain contract rights and intellectual property (carried at zero value) of the Disks, Heads and Tapes Business (the "Business") of the Storage Business Unit of Digital in exchange for consideration totaling $360,000. Included in the sale is Digital's interest in Digital Equipment Storage Products (Malaysia) Sdn. Bhd. and its 81% interest in Rocky Mountain Magnetics, Inc. (see Note 10). Digital and Quantum are also entering into certain related service, leasing and supply agreements. The Business is involved in the design, manufacture and marketing of computer disk drive, tape drive, tape media, solid state memory device and magnetic recording head products and optical storage devices and related technology other than CD-ROM.

The Statements of Assets Sold and Liabilities Assumed and the Statements of Operations ("the financial statements") are derived from the historical books and records of the Storage Business Unit of Digital and present assets sold and liabilities assumed and the results of operations of the Business. Certain costs and expenses presented in these financial statements have been allocated based on management's estimates of the cost of services provided to the Business by Digital. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. The historical operating results may not be indicative of the results after the acquisition by Quantum.

The Statements of Operations have different affiliated revenue recognition and pricing policies and selling, general and administrative ("SG&A") expense allocation methodologies in fiscal year 1994 as compared to fiscal years 1993 and 1992. Management believes these different policies reflect the transition from a proprietary business model in the earlier fiscal years presented to that of a stand-alone component manufacturer in the most recent fiscal year. As a result, the financial statements presented may not be indicative of the results of operations that would have been achieved had the Business been operated as a non-affiliated entity.

Page 4
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

1. Background and Basis of Presentation,  continued

      Fiscal Year 1994

Revenue from affiliates was recognized at the point of transfer to affiliates at an amount determined by management to approximate an external sales price for component parts. SG&A included allocated sales and marketing costs that were directly related to external sales; no allocation was made for sales and marketing costs for downstream revenue recognized by affiliates.

      Fiscal Years 1993 and 1992

Revenue from affiliates was recognized based on an allocation of the complete system revenue recognized by Digital upon shipment to its customers. In fiscal year 1993, SG&A expense included an allocation of total Digital sales and marketing costs based on amounts negotiated between the Storage Business Unit and Digital and in fiscal year 1992, a percentage of Digital total sales and marketing costs were allocated to the Business.

The following policies were followed in each year presented on the Statements of Operations:

Revenue

External revenue was recognized at the time products were shipped.

Cost of Sales

Cost of Sales includes an allocation of corporate manufacturing costs.

Research and Development

Research and development expense includes an allocation of corporate research and development expense.

SG&A

Different allocation methods apply to the various components of SG&A expense. These allocation methods were primarily derived from negotiated amounts between business units, relative revenue and relative cost. The components of SG&A expense include the costs of selling, marketing, administrative and corporate functions.

Page 5
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

1. Background and Basis of Presentation, continued


   The amounts allocated to the Business in each of the fiscal years presented for cost of sales, research and development and SG&A are as follows:

                                       1994         1993        1992
      Cost of Sales                 $86,381     $229,891    $212,447
      Research and Development       15,494       15,098      80,300
      S G & A                        20,098      329,537     483,411

Management believes these allocations reflect the change in the business model as described above over the course of the three fiscal years presented.

2.  Summary of Significant Accounting Policies

    Fiscal Year

The fiscal year of Digital is the fifty-two/fifty-three week period ending the Saturday nearest the last day of June. The fiscal years ended July 2, 1994 and June 27, 1992 included 52 weeks. The fiscal year ended July 3, 1993 included 53 weeks.

    Translation of Foreign Currencies

For non-U.S. operations, the U.S. dollar is the functional currency. Monetary assets and liabilities are translated into U.S. dollars at current exchange rates. Nonmonetary assets such as inventories and property, plant and equipment are translated at historical rates.
Income and expense items are translated at average exchange rates prevailing during the year, except that inventories and depreciation charged to operations are translated at historical rates. Exchange gains and losses arising from translation are included in current income.

Digital enters into foreign exchange option and forward contracts to hedge the impact of exchange rate movements on operations and the asset and liability positions of non-U.S. subsidiaries. The impact of exchange rate movements on contracts used to hedge transactions is included in income when the operating revenues and expenses are recognized and, for contracts used to hedge assets and liabilities, in the period in which the exchange rates change.

Page 6
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

2. Summary of Significant Accounting Policies, continued

   Inventories

   Inventories are stated at the lower of cost (first-in, first-out) or market.

   Advance to Affiliate

   Advance to affiliate represents the net intercompany balance with Digital's Indonesian affiliate that is being transferred to Quantum.

   Research and Development Costs

   Research and development costs are charged to expense when incurred.

   Property Plant and Equipment

   Property, plant and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized.

   Upon retirement or sale, the cost of assets disposed and the related accumulated depreciation are eliminated and related gains or losses are reflected in income. Depreciation expense is computed principally on the following bases:

            Classification          Depreciation Lives and Methods
            Buildings ............  33 1/3 Years (straight line)

            Leasehold               Life of assets or term of lease,
            Improvements .........  whichever is shorter (straight line)

            Production and
            Other Equipment ......  3 to 10 years (accelerated methods)

      Product Warranty Costs

      Estimated warranty costs are provided for at the point of sale.

Page 7
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)


3. Inventories

   Inventories are comprised of:
                                       July 2, 1994      July 3, 1993

     Raw materials ................        $ 37,135          $ 18,074
     Work in progress .............          90,319            86,862
     Finished goods ...............          13,761             6,847
                                           --------          --------
     Total                                 $141,215          $111,783
                                            =======           =======

4. Other Assets and Liabilities

     Other assets and liabilities are primarily comprised of:

                                       July 2, 1994     July 3, 1993

     Prepaid Expenses                          $314                -
     Accounts Payable                          (610)               -
     Other                                       59                -
                                           --------          --------
     Total                                    ($237)               -
                                            =======         ========

5.  Property, Plant and Equipment

     Property, plant and equipment consisted of the following:

                                       July 2, 1994     July 3, 1993

     Land.....................                 $783           $3,596
     Leasehold improvements ..                1,907              699
     Buildings and improvements ..           59,719           83,318
     Production and other equipment         187,145          224,611
     Construction in progress ....           26,143            7,409
                                           --------          --------
                                            275,697          319,633
     Less: accumulated depreciation         152,361          197,778
                                           --------          --------
                                           $123,336         $121,855
                                            =======          =======

Depreciation expense was approximately $40,000, $41,000 and $53,000 for the years ended July 2, 1994, July 3, 1993 and June 27, 1992, respectively.

Page 8
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

6.  Postretirement and Other Postemployment Benefits

Pension Plans - The Business participates in Digital's defined benefit and defined contribution pension plans (the "Retirement Plan") covering substantially all employees. Those Digital Employees who accept employment with Quantum will terminate from Digital and will maintain their vested rights in the Retirement Plan, with liability remaining with Digital. The benefits are based on years of service and compensation during the employee's career. Pension cost is based on estimated benefit payment formulas. It is Digital's policy to make tax-deductible contributions to the plans in accordance with local laws. Contributions are intended to provide benefits for service to date and benefits expected to be earned in the future. The projected benefit obligation was determined using discount rates of 8.0%, 8.0% and 8.5% for the fiscal years ending July 2, 1994, July 3, 1993 and June 27, 1992, respectively. For the U.S. pension plan, there were no contributions in the fiscal years 1994, 1993 or 1992 due to the full funding limit of the Omnibus Budget Reconciliation Act of 1987. The assets of the plans include corporate equity and debt securities, government securities and real estate.

The Statements of Operations include allocated costs as fringe benefits based upon an average cost per employee for the Retirement Plan of approximately $4,777, $5,121 and $5,026 for the years ended July 2, 1994, July 3, 1993 and June 27, 1992, respectively. These costs are reported as Cost of Sales for direct labor and Selling, General and Administrative for indirect labor. The measurement dates for all plans were within 90 days of year end. Digital recognized a one time charge in fiscal year 1992 for special early retirement pension benefits as a component of restructuring costs.

Postretirement Benefits Other Than Pensions - The Business participates in Digital's defined benefit postretirement plans that provide medical and dental benefits for U.S. retirees and their eligible dependents. Substantially all of Digital's U.S. employees may become eligible for postretirement benefits if they reach retirement age while working for Digital. The majority of Digital's non-U.S. subsidiaries do not offer postretirement benefits other than pensions to retirees.

Digital's postretirement benefit plans other than pensions are funded as costs are incurred. The postretirement benefit obligation was determined using discount rates of 8.0%, 8.0% and 8.5% for the fiscal years ending July 2, 1994, July 3, 1993 and June 27, 1992, respectively. Fiscal year 1993 expense reflects a reduction from the prior year resulting from cost sharing changes. Retiree contributions for the U.S. medical plan are based on length of service for employees retiring after fiscal year 1993.

Page 9
                   NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

6.  Postretirement and Other Postemployment Benefits, continued

The Statements of Operations include allocated costs as fringe benefits based upon an average cost per employee for the postretirement benefit costs of approximately $2,928, $2,639 and $2,251 for the years ended July 2, 1994, July 3, 1993 and June 27, 1992, respectively.

Digital also recognized a one-time charge in fiscal year 1992 for special early postretirement benefits other than pensions as a component of restructuring costs.

Digital adopted Statement of Financial Accounting Standards No. 106 - Employers' Accounting for Postretirement Benefits Other Than Pensions in fiscal year 1992 and elected to recognize the cumulative effect immediately for its U.S. and material non-U.S. plans in its fiscal year 1992 results. This cost was allocated to the Business based upon the estimated number of employees impacted.

Postemployment Benefits - In the fourth quarter of fiscal year 1994, Digital adopted Statement of Financial Accounting Standards No. 112 - Employers' Accounting for Postemployment Benefits ("SFAS No. 112"), effective as of the beginning of the fiscal year. This standard requires the accrual of benefits provided to former or inactive employees, after employment but before retirement. These benefits include, but are not limited to, salary continuation, supplemental unemployment benefits, severance benefits, disability-related benefits and continuation of benefits such as health care benefits and life insurance coverage. The cumulative impact of adoption of SFAS No. 112 was immaterial to the Business.

7. Interest Expense

There was no direct interest expense incurred by the Business. However, the interest expense reflected in the Statements of Operations is an allocation of Digital's worldwide interest expense based upon the ratio of the Business' inventory and property, plant and equipment to total Digital assets. Management believes that this method provides a reasonable basis for allocation within the Business' historical Statements of Operations.

Page 10
                  NOTES TO FINANCIAL STATEMENTS, Continued

                            (Dollars in Thousands)

8. Income Taxes

The Business is not a separate taxable entity for federal, state or local income tax purposes. The Business' operations are included in the consolidated Digital tax returns. No income tax provision has been calculated on a separate return basis because net losses were realized in each of the years presented.

9.  Business Restructuring

Digital provided for restructuring in fiscal year 1992 to cover costs associated with reorganizing into market-focused business units, reducing the size of its workforce and closing certain facilities. The restructuring charge includes the cost of involuntary employee termination benefits, facility closures and related costs associated with restructuring actions. Employee termination benefits include severance, wage continuation, notice pay, medical and other benefits. Facility closures and related costs include gains and losses on disposal of property, plant and equipment, lease payments and related costs.

10. Investments in and Advances to Joint Venture and Subsidiary

On August 19, 1992, Digital entered into a joint venture agreement with Storage Technologies, Corp. to form a venture called Rocky Mountain Magnetics, Inc. ("RMMI"). Pursuant to the agreement Digital holds an 81% equity interest in RMMI. Summarized financial information for RMMI is as follows:

                                       July 2, 1994     July 3, 1993

     Assets                                 $23,031          $17,777
     Liabilities                              8,202            3,890
     Net Loss                               (26,058)         (18,407)

Digital owns 100% of Digital Equipment Storage Products (Malaysia) Sdn Bhd. The Statements of Operations include a loss of $1,322 for the year ended July 2, 1994. The net liabilities were $(862) for the year ended July 2, 1994.

The advances consist of net intercompany balances with Digital that are being transferred to Quantum.

11. Purchase Commitments

The Business has approximately $122,000 of non-cancelable commitments to purchase inventory and equipment as of July 2, 1994.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Directors of Digital Equipment Corporation:

We have audited the accompanying Statements of Assets Sold and Liabilities Assumed of the Disks, Heads and Tapes Business of the Storage Business Unit of Digital Equipment Corporation (the "Business") as of July 2, 1994 and July 3, 1993, and the related Statements of Operations, for each of the three fiscal years in the period ended July 2, 1994. These financial statements are the responsibility of Digital Equipment Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets sold to and the liabilities assumed by Quantum Corporation of the Business and the results of operations of the Business pursuant to the acquisition agreement described in Note 1, and are not intended to be a complete presentation of the Business' financial position or cash flows.

As discussed in Note 1, management's decision regarding revenue pricing and recognition, and allocation of certain selling, general and administrative expenses in fiscal 1994 reflect management's view of the transition from a propriety business model in prior years to that of a stand-alone component manufacturer in the most recent fiscal year. As a result, the financial statements presented may not be indicative of the results of operations that would have been achieved had the Business operated as a non-affiliated entity.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold and liabilities assumed of the Business as of July 2, 1994 and July 3, 1993, and the results of its operations for each of the three fiscal years in the period ended July 2, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 6, the Business changed its method of accounting for postretirement benefits other than pensions in the year ended
June 27, 1992.





COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
September 29, 1994

                      THE "DISKS HEAD AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

             UNAUDITED STATEMENT OF ASSETS SOLD AND LIABILITIES ASSUMED
                             AS OF OCTOBER 1, 1994

                             (DOLLARS IN THOUSANDS)


                                  As Reported
                                   By Digital       Quantum
                                    Equipment      Reclass-   Acquired
                                  Corporation    ifications   Business
                                  -----------    ----------   --------

ASSETS SOLD

   Cash and cash equivalents     $         -    $      624   $     624

   Inventory                         152,804        14,367     167,171

   Other current assets                    -            37          37

   Net Property, Plant and
     and Equipment                   120,673        33,502     154,175

   Investments in and
   Advances to Joint Venture          43,299       (43,299)          -
     and Subsidiary

   Other Assets                        1,239             -       1,239
                                  -----------    ----------   --------

             Total                 $ 318,015     $   5,231    $323,246
                                  ==========     =========    ========


LIABILITIES ASSUMED

   Liabilities                         1,166         5,234       6,400
                                  -----------    ----------   --------

             Total                $    1,166      $  5,234   $   6,400
                                  ==========     =========    ========



Quantum reclassifications of the accounts as reported by Digital
Equipment Corporation consist of amounts to consolidate a 100% owned subsidiary and 81% of Rocky Mountain Magnetics, Inc. accounted for under the equity method.

                      THE "DISKS HEAD AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

                       UNAUDITED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)


                             As Reported by Digital Equipment Corporation

                                    Quarter Ended     Quarter Ended
                                  October 1, 1994   October 2, 1993
                                  ---------------   ---------------

REVENUE

   Revenue                               161,000           135,526

COSTS AND EXPENSES

   Cost of Sales                         201,600           130,439
   Research & Development                 24,500            20,881
   Selling, General & Administrative      13,700            12,674
                                       ---------           -------

   Net Operating (Loss)                  (78,800)          (28,468)

   Interest Expense                          600               367
                                       ---------           -------

   Net Loss                             $(79,400)         $(28,835)
                                       =========          ========

                      THE "DISKS HEAD AND TAPES BUSINESS"
                        OF THE STORAGE BUSINESS UNIT OF
                         DIGITAL EQUIPMENT CORPORATION

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.  Basis of presentation

    The accompanying unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year. The accompanying financial statements should be read in conjunction with the audited financial statements of the "Disks, Head and Tapes Business" of the Storage Business Unit of Digital Equipment Corporation for the fiscal year ended July 2, 1994.

    Quantum reclassifications of the accounts as reported by Digital Equipment Corporation consist of amounts to consolidate a 100% owned subsidiary and 81% of Rocky Mountain Magnetics, Inc. accounted for under the equity method.


2.  Inventories

    Inventories as of October 1, 1994 consisted of the following:
    (In thousands)

                                  As Reported
                                   By Digital       Quantum
                                    Equipment      Reclass-   Acquired
                                  Corporation    ifications   Business
                                  -----------    ----------   --------

   Materials and purchased parts     $ 57,276     $ 8,089     $ 65,365
   Work in process                     54,663       5,406       60,069
   Finished goods                      40,865         872       41,737
                                     --------     -------     --------

                                     $152,804     $14,367     $167,171
                                     ========     =======     ========

Pro Forma Condensed Consolidated Financial Information
(Unaudited) of Quantum Corporation (the "Company")

On October 3, 1994, Quantum Corporation (Quantum or the
Company) acquired the Disks, Heads, and Tapes Business of the Storage Business Unit of Digital Equipment
Corporation (the Acquired Business), in a transaction which is being accounted for as a purchase. The accompanying unaudited pro forma condensed balance sheet gives effect to the purchase as if it had occurred on the balance sheet date. The annual and interim period unaudited pro forma statements of operations give effect to the transaction as if it had occurred on April 1, 1993, the beginning of Quantum's most recently completed fiscal year. Quantum's fiscal year end is March 31; the fiscal year end for the acquired Business is June 30. For the interim period, the Acquired Business' fourth quarter ended July 2, 1994 and their quarter ended October 1, 1994 has been combined with the Company's six months ended October 2, 1994. For the annual period the Acquired Business' fourth quarter ended July 3, 1993 and the first three quarters ended April 2, 1994 have been combined with Quantum's fiscal year ended March 31, 1994.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been completed at the beginning of the period indicated, nor is it necessarily indicative of future operating results. The Company retained independent valuation professionals to assist it in the final determination of the value to be assigned to the individual assets acquired, including intangibles and in-process research and development. The results of this valuation are included in the pro forma adjustments to the condensed balance sheet. However, the final purchase price allocation is not yet complete as the Company's management is still awaiting certain information related to the purchase. While the pro forma information has been presented based on the best information currently available to Company's management, the final allocation could change, and the change could affect the pro forma financial information. The types of information that the Company is awaiting include:

* Determination of the final purchase price - The purchase agreement contained several adjustment provisions related to the level and value of inventory and property, plant and equipment, and such adjustment provisions are still being negotiated.

* Management's plans regarding utilization and redeployment of the Acquired Business' assets and operations - Management is still evaluating the utility and deployment of the assets and operations acquired in this transaction. The magnitude of costs to be incurred or asset impairments related to "exiting" any of the acquired operations are still being assessed.

Company management expects that the final purchase price will be known by the time the Company's March 31, 1995 10K is filed. Finalization of management's plans regarding utility and deployment of assets and operations acquired is expected by March 31, 1995.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
QUANTUM CORPORATION AND SUBSIDIARIES
(in thousands)

                          -----------------October 2, 1994-----------------
                               Quantum  Acquired    Pro Forma     Pro Forma
                           Corporation  Business  Adjustments  Consolidated
                          (as reported)
Assets
 Current assets:
  Cash and cash equivalents   $316,851      $624   ($107,750)(a)   $209,725
  Short-term investments        19,208         -           -         19,208
  Accounts receivable          436,168         -           -        436,168
  Inventories                  200,878   167,171     (20,519)(d)    347,530
  Deferred taxes                37,835         -           -         37,835
  Other current assets          45,800     1,276     (25,000)(a)     22,076
                             ---------  --------   ---------     ----------
 Total current assets        1,056,740   169,071    (153,269)     1,072,542

 Property and equipment        108,611   154,175     (49,828)(d)    212,958
 Other assets                   15,905         -       5,250 (a)     21,155
 Intangibles                         -         -     106,164 (d)    106,164
                             ---------  --------   ---------     ----------
                            $1,181,256  $323,246   ($ 91,683)    $1,412,819
                             =========  ========   =========     ==========

Liabilities and Shareholders' Equity
 Current liabilities:
  Accounts payable            $310,447    $2,854    $      -       $313,301
  Accrued liabilities          120,057     3,546       2,500 (a)    195,450
                                                       4,672 (b)
                                                      64,675 (c)
  Income taxes payable          11,826         -           -         11,826

  Current portion of
    long-term debt                   -         -      95,000 (a)     95,000
                             ---------  --------   ---------     ----------

 Total current liabilities     442,330     6,400     166,847        615,577

 Long-term debt                      -         -     125,500 (a)    125,500
 Subordinated debentures       212,500         -                    212,500

 Minority interest

 Divisional Equity                   -   316,846    (350,500)(a)          -
                                                      (4,672)(b)
                                                     (64,675)(c)
                                                     103,001 (d)
 Shareholders' equity:
  Common stock                 132,840         -                    132,840
  Retained earnings            393,586         -     (67,184)(d)    326,402
                             ---------  --------   ---------     ----------

 Total shareholders' equity    526,426         -     (67,184)       459,242
                             ---------  --------   ---------     ----------

                            $1,181,256  $323,246   ($ 91,683)    $1,412,819
                             =========  ========   =========     ==========

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
QUANTUM CORPORATION
(in thousands except share and per share data)
                       Year Ended   Year Ended
                       3/31/94      4/2/94                               -------Six Months Ended October 2, 1994-------
                       ------------------------------------------------  ----------------------------------------------
                       Quantum      Acquired  Pro Forma    Pro Forma     Quantum      Acquired  Pro Forma     Pro Forma
                       Corporation  Business  Adjustments  Consolidated  Corporation  Business  Adjustments Consolidated
                       ------------------------------------------------  ----------------------------------------------
                       (as reported)                                     (as reported)
Sales                  $2,131,054  $1,637,806 ($36,553)(e)  $3,732,307   $1,451,473   $426,334  ($3,549)(e)  $1,874,258
Cost of sales           1,892,211   1,159,250  (36,553)(e)   3,014,908    1,172,666    443,548   (3,549)(e)   1,612,665
                       ----------  ---------- ------------  -----------  ----------  ---------  -----------  ----------
 Gross profit             238,843     478,556        -         717,399      278,807    (17,214)       -         261,593

Operating expenses:
 Research and develop-
    ment                   89,837     178,157        -         267,994       57,153     48,635        -         105,788
 Selling, general and
    administrative        115,925     380,905        -         496,830       67,550     22,030        -          89,580
 Restructuring and non-
    recurring charges      22,753           -        -          22,753            -          -        -               -
 Depreciation and
    amortization                -           -   26,541 (g)      15,653            -          -   13,271 (g)       7,827
                                               (10,888)(h)                                       (5,444)(h)
                       ----------  ---------- ------------  -----------  ----------  ---------  -----------  ----------
                          228,515     559,062   15,653         803,230      124,703     70,665    7,827         203,195

 Income (loss) from
    operations             10,328     (80,506) (15,653)        (85,831)     154,104    (87,879)  (7,827)         58,398

Other (income) expense,
    net                     6,665       2,362   25,995 (f)      35,022        1,469      1,151   12,997 (f)      15,617
                       ----------  ---------- ------------  -----------  ----------  ---------  -----------  ----------

Income (loss) before
  income taxes              3,663     (82,868) (41,648)       (120,853)     152,635    (89,030) (20,824)         42,781
Income tax provision
  (benefit)                   989           -  (33,619)(i)     (32,630)      45,790          -  (32,956)(i)      12,834
                       ----------  ---------- ------------  -----------  ----------  ---------  -----------  ----------

Net income (loss)          $2,674    ($82,868) ($8,029)       ($88,223)    $106,845  ($ 89,030) $12,132         $29,947
                       ==========  ==========  =======        ========    =========  =========  =======         =======

Net income (loss) per share:
 Primary                    $0.06                               ($2.04)       $2.27                               $0.64
 Fully diluted              $0.06                               ($2.04)       $1.87                               $0.58

Weighted average common and common
 equivalent shares:
  Primary              44,967,000             (1,625,515)(j) 43,341,485   47,090,888                  -       47,090,888
  Fully diluted        44,967,000             (1,625,515)(j) 43,341,485   58,800,191                  -       58,800,191

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) QUANTUM CORPORATION


Note 1--Financial information of Acquired Business

The unaudited Statements of Assets Sold and Liabilities Assumed exclude all assets and liabilities of the Acquired Business that were not acquired or assumed by Quantum. Divisional equity represents the net effect of those exclusions and does not represent the "equity" of the Acquired Business while it was owned by Digital Equipment Corporation.


Note 2--Purchase price allocation

As indicated in the introduction to the unaudited pro forma financial information, certain items affecting purchase price and the allocation thereof remain unresolved at this time. For purposes of the accompanying pro forma financial statements, the Company has assumed a purchase price of $350.5 million, and direct costs of the transaction for investment banker and professional fees and other direct incremental transaction costs of $4.7 million for a total purchase price of $355.2 million. Additionally the Company has estimated "exit" costs of $64.7 million.

Recap of purchase price allocation:

                                      (in millions)
    Inventories                                     $146.7
    Property and equipment                           104.3
    Intangible assets                                106.1
    "Exit" cost accrual                              (64.7)
    Other assets/liabilities, net                     (4.4)
    In-process research and development (expense)     67.2
                                                    ------
                                                    $355.2
                                                    ======

Intangible assets include completed technology, workforce in place, supply agreement and customer list. The estimated useful lives are expected to range from 3 to 10 years. For presentation purposes, purchased intangibles have been amortized using a four year life.

The $67.2 million allocated to in-process research and development is required to be immediately expensed under generally accepted accounting principles. Such amount is a non-recurring charge related to the acquisition and as such is not reflected in the pro forma Statement of Operations pursuant to Regulation S-X.

The approximate effect of decreasing a combination of the purchase price and "exit" costs by $15 million would be to reduce the depreciation and amortization of property and equipment/intangibles for the pro forma year ended March 31, 1994 by approximately $4 million.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) QUANTUM CORPORATION


NOTE 3--PRO FORMA ADJUSTMENTS

     Adjustments to the Pro Forma Condensed Consolidated Balance Sheet were made to:

     (a) to record cash paid for the acquisition, net of deposit previously made, and to record debt incurred including loan origination fees and balance due to Digital Equipment
            Corporation for an adjustment for capital equipment purchases

     (b) to accrue direct transaction costs (primarily investment banker, legal, valuation and accounting services)

     (c)    to accrue for estimated "exit" costs

     (d) to allocate purchase price based on appraised fair values, including the retained earnings effect of the in-process research and technology

     Adjustments to the Pro Forma Condensed Consolidated Statements of Operations were made to:

     (e) eliminate intercompany sales and cost of sales (intercompany profit in ending inventory was immaterial)

     (f) record the amortization of loan origination fees on a straight line basis over three years, the interest expense on the new debt incurred, and reduce interest income earned on the cash paid as part of the acquisition

     (g)    record the amortization of the purchased intangibles

     (h) adjust depreciation on property and equipment arising from the new basis and difference in lives and depreciation methods utilized by Quantum

     (i) to adjust the tax provision to reflect the effects of the acquisition adjustments

     (j) to adjust the earnings per share calculation for the effects of the pro forma results being a loss as opposed to the gain originally reported by Quantum